UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 25, 2009
WYNDSTORM CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	0-19705	13-3469932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2236 Cathedral Avenue, Washington, D.C.		20008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(202) 491 4550

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Effective June 22, 2009, Wyndstorm Corporation (the “Company”) was deleted from the OTC Bulletin Board for violation of NASD 6530 due to the Company’s failure to file its Form 10-K for the period ended January 31, 2009 within the prescribed time frame. The Company continues to trade under the symbol “WYND” on the “Pink Sheets”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDSTORM CORPORATION
(Registrant)
Date	June 25, 2009	/s/ Thomas Kerns McKnight
(Signature) Name: Thomas Kerns McKnight Title: Secretary, Treasurer, and General Counsel